Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2002
Payment Date	Aug 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.838750%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2002	Jul 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	100,343,540	19,304,885	25,096,351	18,339,641	13,513,420	16,451,017
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.963750%	2.088750%	2.188750%	2.488750%	2.838750%
Interest/Yield Payable on the Principal Balance	169,682	34,723	47,301	39,304	33,033
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	169,682	34,723	47,301	39,304	33,033
Interest/Yield Paid	169,682	34,723	47,301	39,304	33,033

Summary

Beginning Security Balance	100,343,540	19,304,885	25,096,351	18,339,641	13,513,420	16,451,017
Beginning Adjusted Balance	100,343,540	19,304,885	25,096,351	18,339,641	13,513,420
Principal Paid	3,935,586	757,160	984,308	719,302	530,012	685,450
Ending Security Balance	96,407,954	18,547,725	24,112,043	17,620,339	12,983,408	15,805,785
Ending Adjusted Balance	96,407,954	18,547,725	24,112,043	17,620,339	12,983,408
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	96,448,172	18,547,725	24,112,043	17,620,339	12,983,408
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,873,506
Ending OC Amount as Holdback Amount						7,496,153
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2325680	$0.7233885	$0.7580212	$0.8619191	$0.9831330
Principal Paid per $1000	$5.3941690	$15.7741656	$15.7741655	$15.7741654	$15.7741652